UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2010

ISLE OF CAPRI CASINOS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-20538	41-1659606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

600 Emerson Road, Suite 300, St. Louis, Missouri	63141
(Address of principal executive offices)	(Zip Code)

(314) 813-9200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.245)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 27, 2010, Isle of Capri Casinos, Inc. (the “Company”) entered into an agreement (the “Goldstein Governance Agreement”) with Robert S. Goldstein, the Company’s Vice Chairman, and Jeffrey D. Goldstein and Richard A. Goldstein, two of the Company’s directors, and various family trusts and other entities associated with members of the Goldstein family (the “Goldstein Group”).

Pursuant to the Goldstein Governance Agreement, the Company agreed to submit for approval by its stockholders certain amendments to the Company’s certificate of incorporation and to approve and adopt all necessary amendments to the Company’s bylaws to be consistent with the terms of the Goldstein Governance Agreement and the amendments to the Company’s certificate of incorporation.  Members of the Goldstein Group have agreed that members of the Goldstein Group, who collectively hold a majority of the Company’s outstanding shares of common stock as of the record date, June 28, 2010, will approve the amendments to the Company’s certificate of incorporation.

Additionally, the Company agreed that until the Nomination Expiration Date (as defined in the Goldstein Governance Agreement), it will take all action reasonably necessary for the board of directors to nominate and recommend for election by the stockholders each of Robert S. Goldstein, Jeffrey D. Goldstein and Richard A. Goldstein (collectively, the “Goldstein Directors”) (or, in the event that any of them dies or becomes legally incapacitated, another descendant of Bernard Goldstein (including a person legally adopted before the age of five), who is suitable to serve as the Company’s director pursuant to applicable Nasdaq requirements and other applicable law and designated by the remaining Goldstein Directors, who then are competent; provided, however, if the Company’s board of directors reasonably objects to such designee, another descendant reasonably acceptable to the Company’s board of directors may so be designated by the remaining qualified Goldstein Directors), at any annual meeting at which their respective directorship terms are scheduled to expire.

Notwithstanding the foregoing, if an underwriting agreement with respect to a firm commitment underwritten offering of shares of the Company’s common stock is not executed on or prior to July 23, 2010 (or such later date as may be mutually agreed to by the Company and the Goldstein Group), the Company will not proceed with the amendments to its certificate of incorporation or bylaws and will take all steps necessary to effect such abandonment and the Goldstein Group will take all steps reasonably requested by the Company to effect such abandonment.

The foregoing description of the Goldstein Governance Agreement is only a summary and does not purport to be complete and is qualified in its entirety by reference to the Goldstein Governance Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 25, 2010, the board of directors of the Company, approved and adopted, effective as of June 25, 2010, an amendment to the Company’s bylaws to correct typographical errors.  As a result, Article 7 of the bylaws was amended by deleting the following proviso in Section 7.3 in its entirety:

“provided, however, that the foregoing shall not be construed to alter or modify any provision or law of the certificate of incorporation pursuant to which the written consent of holders of less than all outstanding shares is sufficient for corporate action by stockholders;”

and replacing it with the following:

“provided, however, that the foregoing shall not be construed to alter or modify any law or provision of the certificate of incorporation pursuant to which the written consent of holders of less than all outstanding shares is sufficient for corporate action by stockholders.”

A copy of the Company’s bylaws, as amended, is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
3.1	Bylaws, as amended
10.1

Agreement, dated as of June 27, 2010, by and among Isle of Capri Casinos, Inc., and Mr. Jeffrey D. Goldstein, Mr. Robert S. Goldstein, Mr. Richard A. Goldstein, Goldstein Group, Inc., B.I.J.R.R. Isle, Inc., B.I. Isle Partnership, L.P., Rob Isle Partnership, L.P., Rich Isle Partnership, L.P., Jeff Isle Partnership, L.P., I.G. Isle Partnership, L.P., The Robert S. Goldstein 2008 Irrevocable Trust, Nathan Millan and Joshua Millan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ISLE OF CAPRI CASINOS, INC.

Date: June 28, 2010	By:	/s/ Edmund L. Quatmann, Jr.
	Name:	Edmund L. Quatmann, Jr.
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Bylaws, as amended
10.1

Agreement, dated as of June 27, 2010, by and among Isle of Capri Casinos, Inc., and Mr. Jeffrey D. Goldstein, Mr. Robert S. Goldstein, Mr. Richard A. Goldstein, Goldstein Group, Inc., B.I.J.R.R. Isle, Inc., B.I. Isle Partnership, L.P., Rob Isle Partnership, L.P., Rich Isle Partnership, L.P., Jeff Isle Partnership, L.P., I.G. Isle Partnership, L.P., The Robert S. Goldstein 2008 Irrevocable Trust, Nathan Millan and Joshua Millan